FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

    THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (the “Amendment”), is made and entered into effective as of the 17th day of October 2025 (the “Effective Date”) by and between LANTANA PLACE, L.L.C., a Texas limited liability company (“Seller”) and SCRIPPS CMH LLC, a Delaware limited liability company, as to an undivided 75.412% interest and LANTANA SRB LLC, a Wyoming limited liability company, as to an undivided 24.588% interest, as tenants-in-common, and/or assigns as permitted herein (“collectively, the Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser (the “Parties”) have entered into that certain Agreement of Sale and Purchase dated effective as of September 3, 2025 (the “Contract”) concerning the purchase and sale of certain property located in Travis County, Texas, and as more particularly described in the Contract (the “Property”); and

WHEREAS, the Parties desire to enter into an agreement to amend the Inspection Period and the Closing Date and to amend other provisions in the Agreement as provided below; and

WHEREAS, the Parties now desire to modify and amend the Contract as provided below.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to further amend the Contract as follows:

1.Earnest Money. Notwithstanding any other provision of the Agreement to the contrary, the Parties agree that contemporaneously with the full execution of this Amendment the Earnest Money will be nonrefundable to Purchaser (except in the event of a default by Seller under the terms of the Agreement), but the Earnest Money will be applied in reduction of the Purchase Price at Closing. In the event that the Agreement terminates for any reason other than due to Seller’s material default, then the Earnest Money will be delivered to Seller.

1.Purchaser Credit. The Parties agree that Purchaser shall receive a credit at Closing, should Closing occur, in the amount of One Hundred Twenty Five Thousand and 00/100ths Dollars ($125,000.00).

2.Transfer of Roof Warranties. Seller represents and warrants to Purchaser that, to Seller’s knowledge, the GAF Warranties, dated August 13, 2018 (the “Roof Warranties”), which are attached hereto as Exhibit A and made a part hereof for all purposes, are applicable to the Property and are in full force and effect in accordance with the terms set forth therein. Seller agrees that payment of any transfer fee is Seller’s sole responsibility. Seller further agrees to transfer the Roof Warranties to Purchaser at Closing.

3.Development Agreement. Purchaser agrees to obtain from Purchaser’s third party lender a written consent to the terms and provisions in the Development Agreement and subordination of its Deed of Trust lien to the Development Agreement. The Parties agree that the Development Agreement attached hereto as Exhibit B is approved as to final form to be executed by the Parties and recorded at Closing in accordance with Section 1.04 of the Agreement.

4.Closing Deadline. The Closing Deadline under Section 5.01 of the Agreement is hereby amended to November 19, 2025. Purchaser shall have the right and option to extend the Closing Deadline to the date which is on or before fifteen (15) days after the original Closing Deadline if and only if such extension is required by Purchaser’s third party lender, and on or before the date which is five (5) business days prior to the originally scheduled Closing Deadline, shall deliver to the Seller and the Title Company a written notice of extension of the Closing Deadline under the Agreement and Purchaser delivers to Seller the Closing Extension Fee in the amount of $150,000.00 in accordance with the terms of the Agreement. The Parties agree that the Closing Deadline and Purchaser’s option to extend the Closing Deadline in the Contract are amended, replaced and superseded by the provisions of this paragraph 4.

5.Tenant Estoppel Certificates. Notwithstanding any other provision of the Agreement to the contrary, the Seller agrees to deliver to Purchaser the completed form of the Tenant Estoppels prepared by Seller, for Purchaser’s review and reasonable approval, by no later than October 17, 2025.

6.Capitalized Terms. Any capitalized terms that are used but not defined in this Amendment will have the meanings provided in the Contract.

7.Effect of Amendment. Except as specifically provided in this Amendment, the terms of the Agreement continue to govern the rights and obligations of the Parties, and the Agreement, as amended hereby, is ratified and remains in full force and effect. If there is any conflict or inconsistency between this Amendment and the Amendment, this Amendment will control and modify the Amendment.

8.Counterparts. To facilitate execution, this Amendment may be executed in any number of counterparts as may be convenient or necessary, and it will not be necessary that the signatures of all Parties be contained in any one counterpart hereof. Additionally, the Parties hereby covenant and agree that, for purposes of facilitating the execution of this Amendment: (a) the signature pages taken from separate individually executed counterparts of this Amendment may be combined to form multiple fully executed counterparts; and (b) a facsimile signature or a signature sent by electronic mail will be deemed to be an original signature for all purposes. All executed counterparts of this Amendment will be deemed to be originals, but all such counterparts, when taken together, will constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, this Amendment has been executed to be effective as of the date first written above.

                        SELLER:

                        LANTANA PLACE, L.L.C.,
a Texas limited liability company

By: /s/ Erin D. Pickens
            Erin D. Pickens, Sr. Vice President

            PURCHASER:

SCRIPPS CMH LLC, a Delaware limited liability company, as to an undivided 75.412% interest

By: /s/ Christopher C. Schirm
Christopher C. Schirm
                        Its:     Manager

LANTANA SRB LLC, a Wyoming limited liability company, as to an undivided 24.588% interest

By:     Emerald Interests Corporation, an Arizona corporation
    Its: Manager

    By: /s/ Ryan Denk
Ryan Denk
    Its: Sole Member

LIST OF EXHIBITS
TO
First Amendment to Agreement of Sale and Purchase
By and Between Lantana Place, L.L.C., as Seller, and
Scripps CMH LLC and Lantana SRB LLC, as Purchasers

The following list of exhibits is provided pursuant to Item 601(a)(5) of Regulation S-K. Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits to the U.S. Securities and Exchange Commission upon request.

Exhibit A – Roof Warranties

Exhibit B – Development Agreement

    Exhibit A – Scripps Units
    Exhibit B – Office Unit
    Exhibit C – Site Plan

Exhibit B

DEVELOPMENT AGREEMENT

STATE OF TEXAS            §
COUNTY OF TRAVIS        §

    This Development Agreement (this “Agreement”) is made as of the ___ day of ___________, 2025 (the “Effective Date”), by and between LANTANA PLACE, L.L.C., a Texas limited liability company (“Stratus”), and SCRIPPS CMH LLC, a Delaware limited liability company, as to an undivided 75.412% interest and LANTANA SRB LLC, a Wyoming limited liability company, as to an undivided 24.588% interest, as tenants-in-common, (collectively, “Scripps”). Stratus and Scripps are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”.

In consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Stratus and Scripps hereby recite and agree as follows:

ARTICLE 1.
General Provisions

1.1.    Lantana Place (herein so called) is a mixed use center subject to that certain Declaration of Condominium Regime For Lantana Place (referred to as the “Regime”) recorded under Document No. 2017067525 of the Official Public Records of Travis, Texas, as amended by First Amendment to Declaration of Condominium Regime For Lantana Place recorded under Document No. 20190588762 (as further amended and supplemented from time to time, the “Condominium Declaration”). The development of the mixed use center under the Regime is sometimes referred to as the “Development.”

1.2.    As of the date hereof, Scripps is purchasing and is the owner of Retail Unit A-1, Retail Unit A-2, Retail Unit B, Hotel Unit and Structured Parking Unit of the Regime and as more particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the “Scripps Units”) in accordance with that certain Agreement of Sale and Purchase dated effective September 3, 2025 by and between Stratus, as seller, and Scripps, as purchaser (the “PSA”).

1.3.    As of the date hereof, Stratus is the owner of Office Unit of the Regime and as more particularly described on Exhibit B attached hereto and incorporated herein for all purposes (the “Stratus Unit”)..

1.4.    All of the property within the Regime is subject to a unified site development permit issued by the City of Austin under permit no. SP-2014-0262C for the development of property within the Regime (as previously amended from time to time, the “Unified SDP”). The Scripps Units were developed in accordance with the Unified SDP and are fully developed. The Office Unit will be developed by Stratus, or its successors or assigns, for multi-family use, office use and/or any other use permitted under the Master Declaration (as defined in the Condominium Declaration). The current site plan for Lantana Place is reflected on Exhibit C attached hereto and incorporated herein (the “Site Plan”).

1.5.    The Parties desire to enter into this Agreement as required under the PSA to set forth certain restrictions and agreements regarding the future development of the Office Unit, restrictions on additional impervious cover on the Scripps Units and certain other related matters.

ARTICLE 2.
Office Unit

2.1    Development of Office Unit. The Parties acknowledge and agree that Stratus, or Stratus’ successors or assigns, will, at its sole cost and expense, develop the Office Unit for multi-family use, office use and/or any other use permitted under the Master Declaration. Stratus may develop the Office Unit in a manner that is not consistent with the Site Plan. Accordingly, in connection with the design, permitting and development of the Office Unit, Stratus may be required to amend the Unified SDP (“Amendment to Unified SDP”). However, the Amendment to Unified SDP must not have a material, adverse impact on the Scripps Units without the written approval of Scripps, at its sole discretion. Scripps agrees to cooperate with Stratus in filing and processing an Amendment to the Unified SDP and will, upon the request of Stratus, join in the execution of the Amendment to Unified SDP and any related documents that are approved by Scripps and reasonably necessary for the Amendment to Unified SDP; it being understood that any Amendment to the Unified SDP that would have a material, adverse impact on the Scripps Units requires the approval of Scripps. The Parties acknowledge and agree that an amendment to the Unified SDP is currently being processed by the City for approval which includes some re-alignment of the Critical Drive Segment (defined below) and Scripps has approved such amendment. Stratus represents and warrants that, during the development of the Office Unit, (i) it will use commercially reasonable efforts to mitigate any interference with the day-to-day operation of the Scripps Units and the tenants within the Scripps Units, and (ii) it will not close that portion of the Critical Access Drive (as defined in the Condominium Declaration) consisting of the south entrance to the Scripps Units from William Cannon Drive West as configured and approved as of the Effective Date as denoted on the Site Plan.

2.2    Critical Access Drives. The Parties acknowledge and agree that Stratus will, at Stratus’ sole cost and expense, construct that certain remaining undeveloped portion of the Critical Access Drives as denoted on the Site Plan attached hereto (the “Critical Access Drive Segment”). Stratus will apply for and procure any necessary permits and other approvals required for the construction of the Critical Access Drive Segment. Scripps agrees to cooperate with Stratus in filing and processing permits and approvals for the Critical Access Drive Segment and will, upon the request of Stratus, join in the execution of any such permit or other approvals applications.
2.3    Monument Sign. The Parties acknowledge and agree that Stratus will, at Stratus’ sole cost and expense, relocate that certain existing monument sign located on the Office Unit as denoted on the Site Plan attached hereto (the “Existing Monument Sign”). The Existing Monument Sign will be relocated to the location within a portion of the Common Element (as defined in the Condominium Declaration) as denoted on the Site Plan. Currently the Existing Monument Sign is for the benefit of the Scripps Units and includes sign panels for certain of the existing tenants within the Scripps Units. As relocated, the Existing Monument Sign will be for the sole use of the Scripps Units and the owner of the Scripps Units is responsible, at its sole costs and expense, for the operation and maintenance of the Existing Monument Sign. Stratus will apply for and procure any necessary permits and other approvals required for the relocation of the Existing Monument Sign. Scripps agrees to cooperate with Stratus in filing and processing permits and approvals for the relocation of the Existing Monument Sign and will, upon the request of Stratus, join in the execution of any such permit or other approvals applications. At the time of the relocation of the Existing Monument Sign, the Parties agree to amend the Condominium Declaration to provide that the Existing Monument Sign, as relocated, will be Limited Common Element (as defined in the Condominium Declaration) attributable to the Scripps Units (with operation and maintenance obligations) and to otherwise accommodate the relocated Existing Monument Sign.
    2.4    Condominium Declaration. The Parties acknowledge and agree that, in order to accommodate the design, permitting and development contemplated in Sections 3.1, 3.2 and 3.3 above,

the Condominium Declaration may need to be amended to accommodate such development (a “Condominium Declaration Amendment”). Upon written request of Stratus, Scripps agrees to cooperate in amending the Condominium Declaration with a Condominium Declaration Amendment and agrees to execute, and shall cause any lender with a lien on any portion of the Scripps Units to execute, a Condominium Declaration Amendment so long as the Condominium Declaration Amendment does not have a material, adverse impact on the Scripps Units. The Parties agree that the mere development of the Office Unit as permitted hereunder does not have a material, adverse impact on the Scripps Units.

ARTICLE 3.
Scripps Units

3.1    Impervious Cover. The Parties acknowledge and agree that the Scripps Units are fully developed. Accordingly, the Unified SDP may not be amended to add any additional impervious cover on the Scripps Units and, regardless of any amendment to the Unified SDP, no additional impervious cover may be constructed or installed on the Scripps Units except as otherwise approved in writing by Stratus and Scripps in their respective sole discretion.
ARTICLE 4.
Failure to Perform

    4.1    Default. Except as expressly provided in this Agreement, in the event that Stratus or Scripps defaults in the performance of any of its obligations under this Agreement, the non-defaulting party will have the right to enforce the terms of this Agreement in a suit at law or in equity and will be entitled to recover actual damages together with reasonable attorneys’ fees and costs incurred in connection with the enforcement of this Agreement. The remedies specified herein will be cumulative and in addition to all other remedies permitted at law or in equity. Notwithstanding the foregoing, no breach hereunder will entitle any Party to cancel, rescind, or otherwise terminate this Agreement.

    4.2    Costs. In the event any Owner shall institute any action or proceeding against another Owner relating to the provisions of this Agreement, or relating to any default hereunder, or to collect any amounts owing hereunder. The unsuccessful litigant in such action or proceeding shall reimburse the successful litigant therein for costs and expenses incurred by the successful litigant in connection with such action or proceeding and any appeals therefrom, including attorneys’ fees and court costs.

    4.3    Specific Enforcement. All remedies are cumulative and shall be deemed additional to any and all other remedies to which any Party may be entitled in law or in equity. Each Party shall also have the right to restrain by injunction any violation or threatened violation by any other Party of any of the terms, covenants, or conditions of this Agreement, or to obtain a decree to compel performance of any such terms, covenants, or conditions, it being agreed that the remedy at law for a breach of any such term, covenant, or condition (except those, if any, requiring the payment of a liquidated sum) is not adequate.

    4.4    Indemnification. To the fullest extent allowed by law, Stratus, and its successors or assigns, shall indemnify, defend and hold harmless Scripps, its successors and assigns, (“Scripps Indemnitees”) from and against all claims, liabilities, fines, suits, and related costs and expenses (including, without limitation, reasonable attorneys' fees) of any kind or nature whatsoever which are charged against, or suffered or incurred by, the Scripps Indemnitees arising from any accident, injury or damage occurring anywhere within Scripps Units (or any portion thereof) to the extent such accident, injury or damage results from the development of the Office Unit. The foregoing notwithstanding, the Parties acknowledge and agree that Stratus, its successors and assigns, are not liable for any consequential, punitive, indirect, lost profits, or special damages incurred by the Scripps Indemnitees hereunder, all of which are hereby waived.

ARTICLE 5.
General Provisions

5.1    Notices. All notices, demands, statements, and requests (collectively the “notice”) required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given or served as of the date hereinafter specified: (i) on the date of personal service upon the Person to whom the notice is addressed or if such Person is not available the date such notice is left at the address of the Person to who it is directed, (ii) on the date the notice is postmarked by the United States Post Office, provided it is sent prepaid, registered or certified mail, return receipt request, and (iii) on the date the notice is delivered by a courier services (including Federal Express, Express Mail, Lone Star or similar operation) to the address of the Person to whom it is directed, provided it is sent prepaid, return receipt requested. The address of the signatories to this Agreement is set forth below:

Stratus:            Lantana Place, L.L.C.
            212 Lavaca Street, Suite 300
            Austin, Texas 78701
            Attn: Erin D. Pickens
Email: [intentionally omitted]

With a copy to:        Armbrust & Brown, PLLC
            100 Congress Ave., Suite 1300
            Austin, Texas 78701
Attn: Kenneth N. Jones
Email: [intentionally omitted]

    Scripps:        Scripps CMH LLC
                8095 El Cielo
                Rancho Sante Fe, CA 92067
                Attn: Chris Schirm
                Email: [intentionally omitted]

and

                Lantana SRB LLC
                816 Amoroso Place
                Venice, CA 90291
                Attn: Ryn Denk
                Email: [intentionally omitted]

With copy to:        Brenneise Law Group
17000 Dallas Parkway, Suite 205
Dallas, TX 75248
Attn: Craig S. Brenneise, Esq.
Email: [intentionally omitted]

    Each Party shall have the right from time to time and at any time, upon at least ten (10) days’ prior written notice thereof in accordance with the terms, provisions and conditions hereof, to change its respective address and to specify any other address within the United States of America; provided, however, notwithstanding anything herein contained to the contrary, in order for the notice of address change to be effective it must actually be delivered. Refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

    5.2    Negation of Partnership. None of the terms or provisions of this Agreement shall be deemed to create a partnership between or among the Parties in their respective businesses or otherwise, nor shall it cause them to be considered joint venturers or members of any joint enterprise. Each Party shall be considered a separate owner, and no Party shall have the right to act as an agent for another Party, unless expressly authorized to do so herein or by separate written instrument signed by the Party to be charged.

    5.3    Time. Time is of the essence of this Agreement. In computing the number of days for purposes of this Agreement, all days will be counted, including Saturdays, Sundays, and legal holidays; however, if the final day of any time period falls on a Saturday, Sunday, or legal holiday, then the final day will be deemed to be the next day that is not a Saturday, Sunday, or legal holiday.

    5.4    Assignment; Binding Effect. The restrictions, benefits and obligations hereunder shall create mutual benefits and servitudes running with all of the land under the Regime including the Scripps Units and the Stratus Unit. No Party shall assign its rights in whole or in part hereunder to any other owner(s) and/or lessee(s) of all or any portion of its Unit(s), except in the event of a sale of all of a Unit(s). The terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. The subsequent owner of a Unit will be a Party hereunder for all purposes. For example, if Scripps sells one of the Scripps Units to another party, such party will be a party hereunder and will be the owner of a Scripps Unit subject to the restrictions and obligations hereunder. This Agreement is not intended, nor will it be construed, to create any third-party beneficiary rights in any person or entity who is not a Party, unless expressly otherwise provided.

    5.5    Enforcement. In the event of any violation or threatened violation by any person of any of the easements, covenants or restrictions contained in this Agreement, the Parties shall have the right to enjoin such violation or threatened violation in a court of competent jurisdiction. The right of injunction shall be in addition to all other remedies available at law or in equity.

    5.6    Partial Invalidity. If any term, covenant or condition of this Agreement or the application of it to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the extent permitted by law. This Agreement shall be governed by the laws of the State of Texas and venue for any action hereunder shall be in Travis County, Texas.

    5.7    Captions. The captions and headings in this Agreement are for reference only and shall not be deemed to define or limit the scope or intent of any of the terms contained herein.

    5.8    Gender. In construing the provisions of this Agreement and whenever the context so requires, the use of a gender shall include all other genders, the use of the singular shall include the plural, and the use of the plural shall include the singular.

    5.9    No Dedication. Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Development or Units to the general public or for the general public or for any public purpose whatsoever, it being the intention of the Parties that this Agreement shall be strictly limited to and for the purposes herein expressed. This Agreement is not intended to create, nor shall it be in any way interpreted or construed to create, any third-party beneficiary rights in any person not specifically benefitted by the terms and provisions hereof.

    5.10    Term. Except as otherwise provided herein, this Agreement shall terminate upon Final Completion (defined below) of the development of all of the Office Unit. The “Final Completion” of the development of the Office Unit means the final completion of the development of the Office Unit to the maximum extent permitted under the Unified SDP (as it may be amended by any Amendment to Unified SDP) and issuance of certificate(s) of occupancy for all such structures by the City of Austin. It is acknowledged and agrees that the Office Unit may be developed in phases and Final Completion of the development of the Office Unit will not occur until Final Completion of such last phase of development within the Office Unit. Stratus will notify Scripps in writing upon the Final Completion of the development of all of the Office Unit. In addition, upon written request from a Party after Final Completion, the Parties shall execute record a termination of this Agreement, in form reasonably acceptable to the Parties, in the Official Public Records of Travis County, Texas.

5.11    Certificate of Compliance. Within 10 days of written request by either Party given accordance with this Agreement, the other Party will execute and deliver to the requesting Party a statement certifying that, to such Party’s knowledge: (a) this Agreement is unmodified and in full force and effect or, if there have been modifications, that this Agreement is in full force and effect as modified and stating the date and nature of each modification; (b) there are no current uncured defaults under this Agreement, or specifying the date and nature of each default; and (c) any other information that may be reasonably requested. A Party’s failure to deliver a requested certification within this 10-day period will conclusively be deemed to constitute a confirmation that this Agreement is in full force without modification, and that there are no uncured defaults on the part of the requesting Party.

5.12    Waiver. Any failure by a Party to insist upon strict performance by the other Party of any provision of this Agreement will not, regardless of the length of time during which that failure continues, be deemed a waiver of that Party’s right insist upon strict compliance with all terms of this Agreement. In order to be effective as to a Party, any waiver of default under this Agreement must be in writing, and a written waiver will only be effective as to the specific default and as to the specific period of time set forth in the written waiver. A written waiver will not constitute a waiver of any subsequent default, or of the right to require performance of the same or any other provision of this Agreement in the future.

5.13    Authority for Execution / Priority. Each Party certifies, represents, and warrants that (i) the execution of this Agreement is duly authorized in conformity with its constituent agreements, and (ii) this Agreement has priority to any third party lender filing a deed of trust or similar lien against one or more the of the Units (“Third Party Lien”). The Parties intend to execute and record this Agreement prior to the recordation of any Third Party Lien on the Units. However, in the event that a Third Party Lien has been recorded against one or more of the Units prior to the execution and recordation of this Agreement, then the owner of such Unit(s) must obtain and record an lender consent and subordination from the lender of such Third Party Lien that subordinates the Third Party Lien to this Agreement.

5.14    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[Signature Page Follows]

EXECUTED effective the date first written above.

                    STRATUS:

LANTANA PLACE, L.L.C.,
a Texas limited liability company

By:
Name:
Title:

STATE OF TEXAS        §

COUNTY OF TRAVIS        §

This instrument was acknowledged before me on the ____ day of __________, 2025, by __________________, ________________ of Lantana Place, L.L.C., a Texas limited liability company, on behalf of said limited liability company.

Notary Public, State of Texas

                    SCRIPPS:

SCRIPPS CMH LLC, a Delaware limited liability company, as to an undivided 75.412% interest

    By:_________________________________
     Christopher C. Schirm
    Its: Manager

STATE OF ___________        §

COUNTY OF ________        §

This instrument was acknowledged before me on the ____ day of __________, 2025, by Christopher C. Schirm, manager of Scripps CMH LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public, State of Texas

    LANTANA SRB LLC, a Wyoming limited liability company, as to an undivided 24.588% interest

    By: Emerald Interests Corporation, an Arizona corporation
    Its: Manager

        By: __________________________
         Ryan Denk
        Its: Sole Member

STATE OF ___________        §

COUNTY OF ________        §

This instrument was acknowledged before me on the ____ day of __________, 2025, by Ryan Denk, sole member of Emerald Interests Corporation, an Arizona corporation, manager of Lantana SRB LLC, a Wyoming limited liability company, on behalf of said entities.

Notary Public, State of Texas